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                                                                Exhibit 8.1


Morgan, Lewis & Bockius LLP
2000 One Logan Square
Philadelphia, PA 19103-6993



                                     May 27, 1998


IBAH, Inc.
Four Valley Square
512 Township Line Rd.
Blue Bell, PA  19422


          Re:  IBAH MERGER

Ladies and Gentlemen:

          You have requested our opinion regarding certain federal income tax aspects of the merger of a wholly-owned subsidiary of Omnicare, Inc. with and into IBAH, Inc. as described in the Registration Statement on Form S-4 (the "Merger"), filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). This opinion is based upon our review of the Registration Statement and our assumption that the Merger will take place in accordance with the description included in the Registration Statement.

                                       OPINION

          Based on the foregoing and on the Internal Revenue Code of 1986, as amended, the regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect on the date of this letter, it is our opinion that the statements of law and conclusions of law included in the Registration Statement under the heading "Certain Federal Income Tax Consequences of the Merger" are, in all material respects, true, correct and complete. No opinion is expressed regarding any statements, assumptions or opinions regarding factual matters contained in the Registration Statement.

          Should any of the facts, assumptions or understandings referred to above prove incorrect, please let us know so that we may consider the effect, if any, on our opinion. No assurances can be given that any of the foregoing authorities will not be modified, revoked, supplemented, revised, reversed or overruled or that any such modification, revocation,




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IBAH, Inc.
May 27, 1998
Page 2



supplementation, revision, reversal or overruling will not adversely affect the opinion set forth above.

          We consent to the filing of this opinion in connection with and as a part of the Registration Statement on Form S-4 and any amendments thereto. We also hereby consent to the reference to our firm under the caption "Legal Opinions" in the Registration Statement. In giving such consents, however, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.


                                   Very truly yours,

                                   MORGAN, LEWIS & BOCKIUS LLP